Exhibit (c)(6)
Copyrights Trigger-Foresight, All rights reserved
Board Meeting
June, 2010
Eric
Financial Model & Potential Synergies

P&L Forecast 2009-2014
(K$)

$/€
1.4

Cash Flow Forecast 2009-2014
(K$)

$/€
1.4

Revenue Breakdown
By Product Segment & Geography

Detailed Capital Expenditure

Working Capital

Tax Rate Assumptions

			Assumptions	Revenues	COGS	Operation al	Total Add. Op. Profit
1	Eric Channels (USA)	Increase of Shamir’s sales to Eric’s labs	Increase Shamir percentage in Eric lab sales. (3% à 6%)
2	New Territories	Penetration to new markets (Asia, CEE,LATAM,..)	Russia? India? China?
3	Manuf. Sub- Contracting	Shamir as a supplier of High -Index lenses and/or molds/clicks	Additions to Definity
4	Negative Synergy	Shamir loses its “White Knight” position in US market	Loss of 10% of Shamir’s sales to ind. Labs in US
~3.5M
Shamir & Eric Synergies Analysis
Total Synergies Utilization in 2014
Confidential. Copyrights Trigger-Foresight, All rights reserved

3M
-2.5M
Op. profit
(18%)
10M
$M
8-10M

			Assumptions	Revenues	COGS	Operational Costs	Total Add. Op. Profit
5	Raw Materials	Reduction of raw materials costs	15% cost reduction on relevant raw materials & stock (of the relevant 80%)
6	S&M	Reduction in Logistics and selling costs	Logistics ( -0.5pt) S&M (?)
7	G&A	Decrease in G&A costs	De-Listing Insurance Other
6.7M
Shamir & Eric Synergies Analysis
Total Synergies Utilization in 2014
Confidential. Copyrights Trigger-Foresight, All rights reserved

5M
0.7M
$M
1M

			Assumptions	Revenues	COGS	Operational Costs	Total Add. Op. Profit
8	Technology: Coating	Shamir SF + Crizal	Increase of 10% in Shamir sales to US Market
9	R&D Projects	-Development -Royalties
10	IP (FF)		Seiko - Zeiss (min. 0.5M)
~1.2M
Shamir & Eric Synergies Analysis
Total Synergies Utilization in 2014
Confidential. Copyrights Trigger-Foresight, All rights reserved

5M
0M
$M
1.5M
Op. profit
(18%)

Shamir & Eric Synergies Analysis
Total Synergies Utilization in 2014
Confidential. Copyrights Trigger-Foresight, All rights reserved

		Revenues	COGS	Operational Costs	Total Operations	Total CF
1	Eric Channels (USA)	3
2	New Territories	10
3	Manuf. Sub-Contracting	8-10
4	Negative Synergy	-2.5
5	Raw Materials		5
6	S&M			1
7	G&A			0.7
8	Technology: Coating	5
9	R&D Projects	1.5
10	IP (FF)			0

Op. profit (18%)
NOPAT:
Op. profit (18%)
~9M
(Annual)
~11.4M
$M